Exhibit 99.1

Fortune Brands Delivers Solid Third Quarter Results; Raises Mid-Point of Full-Year 2023 Non-GAAP EPS Guidance

Highlights:

  Q3 2023 sales were $1.3 billion, an increase of 5 percent over Q3 2022. Organic sales were $1.1 billion, a decrease of 4 percent versus Q3 2022
  Q3 2023 earnings per share (EPS) were $1.07, a decrease of 2 percent versus a year ago; EPS before charges / gains were $1.19, an increase of 3 percent versus Q3 2022
  Company raises mid-point of full-year 2023 non-GAAP EPS guidance
  Company continues to generate strong operating and free cash flow
  Recently acquired brands performing above expectations; integration progressing well

DEERFIELD, Ill.--(BUSINESS WIRE)--October 25, 2023--Fortune Brands Innovations, Inc. (NYSE: FBIN or “Fortune Brands” or the “Company”), an industry-leading home, security and commercial building products company, today announced third quarter 2023 results.

“Our solid sales and margin results reflect the concrete and proactive measures we have taken, which have allowed us to continue outperforming in a tough market, while also accelerating investment in our most critical strategic initiatives,” said Fortune Brands Chief Executive Officer Nicholas Fink. “The actions we took over the past year to better leverage the strength of our organization and sharpen our focus on our leading brands, meaningful innovation, and advantaged channel relationships are driving our results. Fortune Brands Innovations is stronger, more agile, and more aligned than it has ever been. We continue to be confident in our mid- to long-term outlook, which has only been bolstered by the current supply-demand imbalance in the core housing market.”

Third Quarter 2023 Results

($ in millions, except per share amounts; Change compared to prior year)

Unaudited

Total Company Results

	Reported Net Sales	Operating Income	Operating Margin	EPS
Q3 2023 GAAP	$1,261	$196.5	15.6%	$1.07
Change	5%	2%	(50 bps)	(2%)
	Reported Net Sales	Operating Income Before Charges / Gains	Operating Margin Before Charges / Gains	EPS Before Charges / Gains
Q3 2023 Non-GAAP	$1,261	$219.9	17.4%	$1.19
Change	5%	2%	(70 bps)	3%

Segment Results Compared to Prior Year

Water Innovations sales increased primarily due to the Emtek and Schaub acquisition. Water Innovations organic sales decreased due to lower sales volumes. Outdoors sales decreased due to lower sales volumes in the door business. Security sales increased driven by the U.S. and Canadian Yale and August residential smart locks acquisition as well as increased distribution, price and continued growth in the commercial safety and international businesses.

	Net Sales		Change		Operating Margin	Change	Operating Margin Before Charges/Gains	Change
	Reported	Organic	Reported	Organic
Water Innovations	$688	$610	8%	(4%)	23.9%	(10 bps)	24.2%	(50 bps)
Outdoors	$366	$366	(9%)	(9%)	14.2%	250 bps	14.8%	(170 bps)
Security	$207	$166	32%	6%	8.2%	(660 bps)	16.8%	170 bps

Balance Sheet and Cash Flow

The Company exited the quarter with a strong balance sheet, and due to its strong cash flow, repurchased $30 million of shares in the quarter while also deleveraging following the recent acquisition. As of October 25, 2023, the Company has repurchased $150 million of shares in 2023.

As of the end of the third quarter 2023:

Net debt	$2.4 billion
Net debt to EBITDA before charges / gains	2.6x
Cash	$453.4 million
Amount available under revolving credit facility	$1.09 billion

Annual Outlook

The Company is updating its full-year 2023 guidance to reflect current expectations for 2023.

“Our revised financial guidance continues to reflect our expectation of outperformance, both organically and from our recent acquisitions, as well as the impact from the dynamic external environment,” said Fortune Brands Chief Financial Officer David Barry. “As we position Fortune Brands for future shareholder value creation opportunities, we continue to prioritize above-market sales growth, margin preservation and enhancement and cash generation, and our financial results and expectations reflect our commitment to these priorities.”

Revised Full-Year 2023 Guidance

	Guidance from Q2 2023	Guidance from Q3 2023
MARKET
Global market	-7.5% to -5.5%	-7.5% to -5.5%
U.S. market	-7.5% to -5.5%	-7.5% to -5.5%
U.S. R&R	-6% to -4%	-6% to -4%
U.S. SFNC	-14% to -12%	-12% to -10%
China market	-20% to -15%	-20% to -18%
TOTAL COMPANY FINANCIAL METRICS
Net sales	-2% to 0%	-2% to -1%
Net sales [organic]	-6% to -4%	-6% to -5%
Operating margin	16% to 16.5%	Around 16%
EPS before charges / gains	$3.75 to $3.90	$3.80 to $3.90
Cash flow from operations	Around $855 million	Around $905 million
Free cash flow	Around $575 million	Around $630 million
Cash conversion	Around 120%	Around 130%
SEGMENT FINANCIAL METRICS
Water Innovations sales	-2% to 0%	-1% to 0%
Water Innovations sales [organic]	-6% to -4%	-6% to -5%
Water Innovations operating margin	Around 23.5%	Around 23%
Outdoors sales	-8% to -6%	-11% to -9%
Outdoors operating margin	13.5% to 14.5%	13% to 13.5%
Security sales	13% to 15%	14% to 15%
Security sales [organic]	-1% to 1%	0% to 1%
Security operating margin	14% to 14.5%	14.5% to 15%

For certain forward-looking non-GAAP measures (as used in this press release, EPS before charges / gains and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and / or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from EPS before charges / gains and cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Conference Call Details

Today at 5:00 p.m. ET, Fortune Brands will host an investor conference call to discuss results. A live internet audio webcast of the conference call will be available on the Fortune Brands website at ir.fbin.com/upcoming-events. It is recommended that listeners log on at least 10 minutes prior to the start of the call. A recorded replay of the call will be made available on the Company’s website shortly after the call has ended.

About Fortune Brands Innovations

Fortune Brands Innovations, Inc. (NYSE: FBIN), headquartered in Deerfield, Ill., is a brand, innovation and channel leader focused on exciting, supercharged categories in the home products, security and commercial building markets. The Company’s growing portfolio of brands includes Moen, House of Rohl, Aqualisa, Emtek, Therma-Tru, Larson, Fiberon, Master Lock, SentrySafe, Yale and August. To learn more about FBIN, its brands and environmental, social and governance (ESG) commitments, visit www.FBIN.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations for our business, operations, financial performance or financial condition in addition to statements regarding our general business strategies, the market potential of our brands, trends in the housing market, the potential impact of costs, including material and labor costs, the potential impact of inflation, expected capital spending, expected pension contributions, the expected impact of acquisitions, dispositions and other strategic transactions including the expected benefits and costs of the separation (the “Separation”) of MasterBrand, Inc. (“MasterBrand”) and the tax-free nature of the Separation, the anticipated impact of recently issued accounting standards on our financial statements, and other matters that are not historical in nature. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “positioned” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on current expectations, estimates, assumptions and projections of our management about our industry, business and future financial results, available at the time this press release is issued. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to: (i) our reliance on the North American and Chinese home improvement, repair and remodel and new home construction activity levels, (ii) the housing market, downward changes in the general economy, unfavorable interest rates or other business conditions, (iii) the competitive nature of consumer and trade brand businesses, (iv) our ability to execute on our strategic plans and the effectiveness of our strategies in the face of business competition, (v) our reliance on key customers and suppliers, including wholesale distributors and dealers and retailers, (vi) risks associated with our ability to improve organizational productivity and global supply chain efficiency and flexibility, (vii) risks associated with global commodity and energy availability and price volatility, as well as the possibility of sustained inflation, (viii) delays or outages in our information technology systems or computer networks, (ix) risks associated with doing business globally, including changes in trade-related tariffs and risks with uncertain trade environments, (x) risks associated with the disruption of operations, (xi) our inability to obtain raw materials and finished goods in a timely and cost-effective manner, (xii) risks associated with strategic acquisitions and joint ventures, including difficulties integrating acquired companies and the inability to achieve the expected financial results and benefits of transactions, (xiii) impairments in the carrying value of goodwill or other acquired intangible assets, (xiv) risk of increases in our defined benefit-related costs and funding requirements, (xv) the uncertainties relating to the impact of COVID-19 on the Company’s business, financial performance and operating results, (xvi) our ability to attract and retain qualified personnel and other labor constraints, (xvii) the effect of climate change and the impact of related changes in government regulations and consumer preferences, (xviii) risks associated with environmental, social and governance matters, (xix) changes in government and industry regulatory standards, (xx) future tax law changes or the interpretation of existing tax laws, (xxi) our ability to secure and protect our intellectual property rights, (xxii) potential liabilities and costs from claims and litigation, (xxiii) our ability to achieve the expected benefits of the Separation of MasterBrand, (xxiv) the risk that we may be required to indemnify MasterBrand in connection with the Separation or that MasterBrand’s indemnities to us may not be sufficient to hold us harmless for the full amount of liabilities for which MasterBrand has been allocated responsibility, (xxv) the potential that the Separation fails to qualify as tax-free for U.S. federal income tax purposes and (xxvi) unanticipated difficulties or expenditures relating to the transaction, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the transaction within the expected time period (if at all). These and other factors are discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022. We undertake no obligation to, and expressly disclaim any such obligation to, update or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share from continuing operations before charges / gains, operating income before charges / gains, operating margin before charges / gains, net debt, net debt to EBITDA before charges / gains, sales excluding the impact of acquisitions (organic sales), free cash flow and cash conversion. These non-GAAP measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the applicable most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS INNOVATIONS, INC.
(In millions)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended			Thirty-Nine Weeks Ended	Nine Months Ended
Net sales (GAAP)	September 30, 2023	September 30, 2022	$ Change	% Change	September 30, 2023	September 30, 2022	$ Change	% Change
Water	$688.0	$635.1	$52.9	8	$1,899.2	$1,928.7	$(29.5)	(2)
Outdoors	366.4	403.6	(37.2)	(9)	1,031.9	1,184.4	(152.5)	(13)
Security	206.8	156.8	50.0	32	533.8	478.0	55.8	12
Total net sales	$1,261.2	$1,195.5	$65.7	5	$3,464.9	$3,591.1	$(126.2)	(4)

RECONCILIATIONS OF GAAP OPERATING INCOME TO OPERATING INCOME BEFORE CHARGES/GAINS
(In millions)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended			Thirty-Nine Weeks Ended	Nine Months Ended
	September 30, 2023	September 30, 2022	$ Change	% Change	September 30, 2023	September 30, 2022	$ Change	% Change
WATER
Operating income (GAAP)	$164.2	$152.7	$11.5	8	$434.7	$462.7	$(28.0)	(6)
Restructuring charges	-	2.9	(2.9)	(100)	1.3	3.8	(2.5)	(66)
Other charges/(gains)
Cost of products sold	0.1	1.3	(1.2)	(92)	0.3	1.3	(1.0)	(77)
Selling, general and administrative expenses	-	-	-	-	-	0.8	(0.8)	(100)
Amortization of inventory step-up (f)	2.0	-	2.0	100	2.0
Operating income before charges/gains (a)	$166.3	$156.9	$9.4	6	$438.3	$468.6	$(30.3)	(6)

OUTDOORS
Operating income (GAAP)	$52.0	$47.4	$4.6	10	$126.2	$154.6	$(28.4)	(18)
Restructuring charges	-	17.7	(17.7)	(100)	3.1	18.4	(15.4)	(84)
Other charges/(gains)								-
Cost of products sold	1.4	-	1.4	100	(0.4)	(5.4)	5.1	(94)
Selling, general and administrative expenses	0.1	0.3	(0.2)	(67)	-	-	-	-
Solar compensation (e)	0.8	1.0	(0.2)	(20)	2.1	2.1	-	-
Operating income before charges/gains (a)	54.3	66.4	$(12.1)	(18)	131.0	169.7	$(38.7)	(23)

SECURITY
Operating income (GAAP)	$17.0	$23.2	$(6.2)	(27)	$37.8	$68.7	$(30.9)	(45)
Restructuring charges	3.7	0.5	3.2	640	23.8	0.5	23.3	4,660
Other charges/(gains)
Cost of products sold	5.1	-	5.1	100	12.7	-	12.7	100
Amortization of inventory step-up (f)	8.9	-	8.9	NM	8.9	-	8.9	100
Operating income before charges/gains (a)	$34.7	$23.7	$11.0	46	$83.2	$69.2	$14.0	20

CORPORATE
Corporate expense (GAAP)	$(36.7)	$(30.6)	$(6.1)	20	$(117.7)	$(94.0)	$(23.7)	25
Restructuring charges	-	(0.5)	0.5	(100)	0.7	(0.5)	1.2	(240)
Other charges/(gains)							-	-
Selling, general and administrative expenses	0.1	0.4	(0.3)	(75)	0.2	0.6	(0.4)	(67)
ASSA transaction expenses (d)	1.2	-	1.2	NM	18.7	-	18.7	100
General and administrative expenses before charges/gains (a)	$(35.4)	$(30.7)	$(4.7)	15	$(98.1)	$(93.9)	$(4.2)	4

TOTAL COMPANY
Operating income (GAAP)	$196.5	$192.7	$3.8	2	$481.0	$592.0	$(111.0)	(19)
Restructuring charges	3.7	20.6	(16.9)	(82)	28.9	22.2	6.7	30
Other charges/(gains)
Cost of products sold	6.6	1.3	5.3	408	12.6	(4.1)	16.8	(410)
Selling, general and administrative expenses	0.2	0.7	(0.5)	(71)	0.2	1.4	(1.3)	(93)
Solar compensation (e)	0.8	1.0	(0.2)	(20)	2.1	2.1	-	-
ASSA transaction expenses (d)	1.2	-	1.2	100	18.7	-	18.7	100
Amortization of inventory step-up (f)	10.9	-	10.9	100	10.9	-	10.9	100
Operating income before charges/gains (a)	$219.9	$216.3	$3.6	2	$554.4	$613.6	$(59.2)	(10)

NM - Not Meaningful

(a) (d) (e) (f) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	September 30,	December 31,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$453.4	$642.5
Accounts receivable, net	578.6	521.8
Inventories	930.0	1,021.3
Other current assets	187.7	274.8
Total current assets	2,149.7	2,460.4

Property, plant and equipment, net	929.2	783.7
Goodwill	1,904.2	1,640.7
Other intangible assets, net of accumulated amortization	1,400.0	1,000.8
Other assets	235.0	235.3
Total assets	$6,618.1	$6,120.9

Liabilities and equity
Current liabilities
Short-term debt	$-	$599.2
Accounts payable	570.4	421.6
Other current liabilities	621.7	523.9
Total current liabilities	1,192.1	1,544.7

Long-term debt	2,829.3	2,074.3
Deferred income taxes	125.5	136.9
Other non-current liabilities	252.2	278.1
Total liabilities	4,399.1	4,034.0

Stockholders' equity	2,219.0	2,086.9
Total equity	2,219.0	2,086.9
Total liabilities and equity	$6,618.1	$6,120.9

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Thirty-Nine Weeks Ended	Nine Months Ended
	September 30, 2023	September 30, 2022
Operating activities
Net income	$323.2	$577.1
Depreciation and amortization	111.5	142.4
Recognition of actuarial (gains)/losses	(2.4)	0.4
Non-cash lease expense	23.9	33.8
Deferred taxes	(11.5)	34.9
Other non-cash items	27.3	44.7
Changes in assets and liabilities, net	363.6	(544.5)
Net cash provided by operating activities	$835.6	$288.8

Investing activities
Capital expenditures	$(175.7)	$(175.1)
Proceeds from the disposition of assets	2.8	8.1
Cost of acquisitions, net of cash acquired	(784.1)	(214.0)
Net cash used in investing activities	$(957.0)	$(381.0)

Financing activities
Increase in debt, net	$155.1	$679.4
Proceeds from the exercise of stock options	8.8	0.6
Treasury stock purchases	(120.1)	(531.1)
Dividends to stockholders	(87.8)	(109.8)
Other items, net	(16.6)	(48.0)
Net cash provided by financing activities	$(60.6)	$(8.9)

Effect of foreign exchange rate changes on cash	$(7.7)	$(26.0)

Net increase (decrease) in cash and cash equivalents	$(189.7)	$(127.1)
Cash, cash equivalents and restricted cash* at beginning of period	648.3	476.1
Cash, cash equivalents and restricted cash* at end of period	$458.6	$349.0

FREE CASH FLOW	Thirty-Nine Weeks Ended	Nine Months Ended	2023 Full Year
	September 30, 2023	September 30, 2022	Estimate

Cash flow from operations (GAAP)	$835.6	$288.8	$880.0-930.0
Less:
Capital expenditures	175.7	175.1	250.0-300.0
Free cash flow**	$659.9	$113.7	$630.0

*Restricted cash of $3.1 million and $2.1 million is included in Other current assets and Other assets, respectively, as of September 30, 2023 and restricted cash of $1.4 million and $2.3 million is included in Other current assets and Other assets, respectively, as of September 30, 2022.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less capital expenditures. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended		Thirty-Nine Weeks Ended	Nine Months Ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change

Net sales	$1,261.2	$1,195.5	5	$3,464.9	$3,591.1	(4)

Cost of products sold	721.1	716.6	1	2,048.4	2,130.5	(4)

Selling, general and administrative expenses	321.1	253.1	27	862.6	810.7	6

Amortization of intangible assets	18.8	12.5	50	44.0	35.7	23

Restructuring charges	3.7	20.6	(82)	28.9	22.2	30

Operating income	196.5	192.7	2	481.0	592.0	(19)

Interest expense	33.3	33.0	1	87.9	85.3	3

Other (income), net	(9.4)	(2.8)	236	(20.9)	(5.2)	302

Income from continuing operations before income taxes	172.6	162.5	6	414.0	511.9	(19)

Income tax	36.1	21.1	71	89.8	100.0	(10)

Income from continuing operations, net of tax	$136.5	$141.4	(3)	$324.2	$411.9	(21)

Income (loss) from discontinued operations, net of tax	-	62.8	(100)	(1.0)	165.2	(101)

Net income	$136.5	$204.2	(33)	$323.2	$577.1	(44)

Net income attributable to Fortune Brands	$136.5	$204.2	(33)	$323.2	$577.1	(44)

Diluted earnings per common share
Continuing operations	$1.07	$1.09	(2)	$2.53	$3.12	(19)
Discontinued operations	$-	$0.48	(100)	$-	$1.25	(100)
Diluted EPS attributable to Fortune Brands	$1.07	$1.57	(32)	$2.53	$4.37	(42)

Diluted average number of shares outstanding	127.8	130.1	(2)	127.9	132.0	(3)

FORTUNE BRANDS INNOVATIONS, INC.
(In millions)
(Unaudited)

RECONCILIATIONS OF INCOME FROM CONTINUING OPERATIONS, NET OF TAX TO EBITDA BEFORE CHARGES/GAINS

	Thirteen Weeks Ended	Three Months Ended		Thirty-Nine Weeks Ended	Nine Months Ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change

Income from continuing operations, net of tax	$136.5	$141.4	(3)	$324.2	$411.9	(21)

Depreciation *	$21.0	$20.8	1	$59.6	$61.0	(2)
Amortization of intangible assets	18.8	12.5	50	44.0	35.7	23
Restructuring charges	3.7	20.6	(82)	28.9	22.2	30
Other charges/(gains)	6.8	2.0	240	12.8	(2.7)	(574)
ASSA transaction expenses (d)	1.2	-	NM	18.7	-	NM
Solar compensation (e)	0.8	1.0	(20)	2.1	2.1	-
Amortization of inventory step-up (f)	10.9	-	NM	10.9	-	NM
Interest expense	33.3	33.0	1	87.9	85.3	3
Defined benefit plan actuarial (gains)/losses	(2.4)	0.3	(900)	(2.4)	0.3	(900)
Income taxes	36.1	21.1	71	89.8	100.0	(10)

EBITDA before charges/gains (c)	$266.7	$252.7	6	$676.5	$715.8	(5)

* Depreciation excludes accelerated depreciation expense of $5.7 million for the thirteen weeks ended September 30, 2023, and $7.9 million for the thirty-nine weeks ended September 30, 2023. Accelerated depreciation is included in restructuring and other charges/gains.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of September 30, 2023
Short-term debt **			$-
Long-term debt **			2,829.3
Total debt			2,829.3
Less:
Cash and cash equivalents **			453.4
Net debt (1)			$2,375.9
For the twelve months ended September 30, 2023
EBITDA before charges/gains (2) (c)			$912.5

Net debt-to-EBITDA before charges/gains ratio (1/2)			2.6

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of September 30, 2023.

	Three Months ended	Thirty-Nine Weeks Ended	Twelve Months Ended

	December 31, 2022	September 30, 2023	September 30, 2023

Income from continuing operations, net of tax	$128.2	$324.2	$452.4

Depreciation***	$21.9	$59.6	$81.5
Amortization of intangible assets	12.6	44.0	56.6
Restructuring charges	10.2	28.9	39.1
Other charges/(gains)	0.3	12.8	13.1
ASSA transaction expenses (d)	3.4	18.7	22.1
Solar compensation (e)	-	2.1	2.1
Amortization of inventory step-up (f)	-	10.9	10.9
Interest expense	33.8	87.9	121.7
Defined benefit plan actuarial gains	(1.6)	(2.4)	(4.0)
Income taxes	27.2	89.8	117.0
EBITDA before charges/gains (c)	$236.0	$676.5	$912.5

*** Depreciation excludes accelerated depreciation expense of $7.9 million for the thirty-nine weeks ended September 30, 2023, and $0.1 million for the three months ended December 31, 2022. Accelerated depreciation is included in restructuring and other charges/gains.

NM - Not Meaningful
(c) (d) (e) (f) For definitions of Non-GAAP measures, see Definitions of Terms page

RECONCILIATION OF DILUTED EPS FROM CONTINUING OPERATIONS BEFORE CHARGES/GAINS

For the thirteen weeks ended September 30, 2023, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $3.7 million ($2.8 million after tax or $0.02 per diluted share) of restructuring charges, $6.8 million ($5.2 million after tax or $0.03 per diluted share) of other charges/gains, $1.2 million ($0.9 million after tax or $0.01 per diluted share) of expenses directly related to our ASSA transaction, $0.8 million ($0.6 million after tax) related to the compensation agreement with the former owner of Solar, $10.9 million ($8.3 million after tax or $0.07 per diluted share) of amortization of inventory step-up related to acquisition of the ASSA businesses and the impact from actuarial gains associated with our defined benefit plans of $2.4 million ($1.8 million after tax or $0.01 per diluted share).

For the thirty-nine weeks ended September 30, 2023, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $28.9 million ($22.0 million after tax or $0.17 per diluted share) of restructuring charges, $12.8 million ($9.9 million after tax or $0.08 per diluted share) of other charges/gains, $18.7 million ($14.3 million after tax or $0.11 per diluted share) of expenses directly related to our ASSA transaction, $2.1 million ($1.6 million after tax or $0.01 per diluted share) related to the compensation agreement with the former owner of Solar and $10.9 million ($8.3 million after tax or $0.07 per diluted share) of amortization of inventory step-up related to acquisition of the ASSA businesses and the impact from actuarial gains associated with our defined benefit plans of $2.4 million ($1.8 million after tax or $0.01 per diluted share).

For the three months ended September 30, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $20.6 million ($15.5 million after tax or $0.12 per diluted share) of restructuring charges, $2.0 million ($1.5 million after tax or $0.01 per diluted share) of other charges/gains, $1.0 million ($0.7 million after tax) related to the compensation agreement with the former owner of Solar, a tax benefit of $8.4 million ($0.06 per diluted share) and the impact from actuarial losses associated with our defined benefit plans of $0.3 million.

For the nine months ended September 30, 2022, the diluted EPS before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding $22.2 million ($16.7 million after tax or $0.13 per diluted share) of restructuring charges, ($2.7) million (($3.4) million after tax or ($0.03) per diluted share) of other gains, $2.1 million ($1.6 million after tax or $0.01 per diluted share) related to the compensation agreement with the former owner of Solar, a tax benefit of $8.4 million ($0.06 per diluted share) and the impact from actuarial losses associated with our defined benefit plans of $0.3 million.

	Thirteen Weeks Ended	Three Months Ended		Thirty-Nine Weeks Ended	Nine Months Ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change

Earnings per common share (EPS) - Diluted
Diluted EPS from continuing operations (GAAP)	$1.07	$1.09	(2)	$2.53	$3.12	(19)

Restructuring charges	0.02	0.12	(83)	0.17	0.13	42
Other charges/(gains)	0.03	0.01	200	0.08	(0.03)	(500)
ASSA transaction expenses (d)	0.01	-	NM	0.11	-	NM
Solar compensation (e)	-	-	-	0.01	0.01	-
Amortization of inventory step-up (f)	0.07	-	NM	0.07	-	NM
Defined benefit plan actuarial (gains)	(0.01)	-	NM	(0.01)	-	NM
Tax items	-	(0.06)	(100)	-	(0.06)	(100)

Diluted EPS from continuing operations before charges/gains (b)	$1.19	$1.16	3	$2.96	$3.17	(7)

NM - Not Meaningful
(b) (d) (e) (f) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
(In millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended		Thirty-Nine Weeks Ended	Nine Months Ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change
Net sales (GAAP)
Water	$688.0	$635.1	8	$1,899.2	$1,928.7	(2)
Outdoors	366.4	403.6	(9)	1,031.9	1,184.4	(13)
Security	206.8	156.8	32	533.8	478.0	12
Total net sales	$1,261.2	$1,195.5	5	$3,464.9	$3,591.1	(4)

Operating income (loss)
Water	$164.2	$152.7	8	$434.7	$462.7	(6)
Outdoors	52.0	47.4	10	126.2	154.6	(18)
Security	17.0	23.2	(27)	37.8	68.7	(45)
Corporate expenses	(36.7)	(30.6)	20	(117.7)	(94.0)	25

Total operating income (GAAP)	$196.5	$192.7	2	$481.0	$592.0	(19)

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Total operating income (GAAP)	$196.5	$192.7	2	$481.0	$592.0	(19)
Restructuring charges (1)	3.7	20.6	(82)	28.9	22.2	30
Other charges/(gains) (2)	6.8	2.0	240	12.8	(2.7)	(574)
ASSA transaction expenses (d)	1.2	-	NM	18.7	-	NM
Solar compensation (e)	0.8	1.0	(20)	2.1	2.1	-
Amortization of inventory step-up (f)	10.9	-	100	10.9	-	NM
Operating income (loss) before charges/gains (a)	$219.9	$216.3	2	$554.4	$613.6	(10)

Water	$166.3	$156.9	6	$438.3	$468.6	(6)
Outdoors	54.3	66.4	(18)	131.0	169.7	(23)
Security	34.7	23.7	46	83.2	69.2	20
Corporate expenses	(35.4)	(30.7)	15	(98.1)	(93.9)	4

Total operating income before charges/gains (a)	$219.9	216.3	2	554.4	613.6	(10)

(1) Restructuring charges, which include costs incurred for significant cost reduction initiatives and workforce reduction costs by segment, totaled $3.7 million and $28.9 million for the thirteen weeks ended and thirty-nine weeks ended September 30, 2023, respectively, and $20.6 million and $22.2 million for the three and nine months ended September 30, 2022, respectively.

(2) Other charges/gains represent costs that are directly related to restructuring initiatives but cannot be reported as restructuring costs under GAAP. These costs can include losses from disposing of inventories, trade receivables allowances from discontinued product lines, accelerated depreciation due to the closure of facilities, and gains or losses from selling previously closed facilities. During the thirteen weeks and thirty-nine weeks ended September 30, 2023, total other charges were $19.7 million and $44.5 million, respectively. For the three and nine months ended September 30, 2022, total charges were $3.0 million and total other income was ($0.6) million, respectively.

NM - Not Meaningful
(a) (d) (e) (f) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
OPERATING MARGIN TO BEFORE CHARGES/GAINS OPERATING MARGIN
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended
	September 30, 2023	September 30, 2022	Change

WATER
Operating margin	23.9%	24.0%	(10) bps
Restructuring charges	-	0.5%
Other charges/(gains)
Cost of products sold	-	0.2%
Amortization of inventory step-up (f)	0.3%	-
Before charges/gains operating margin	24.2%	24.7%	(50) bps

OUTDOORS
Operating margin	14.2%	11.7%	250 bps
Restructuring charges	-	4.5%
Other charges/(gains)
Cost of products sold	0.4%	-
Selling, general and administrative expenses	-	0.1%
Solar compensation (e)	0.2%	0.2%
Before charges/gains operating margin	14.8%	16.5%	(170) bps

SECURITY
Operating margin	8.2%	14.8%	(660) bps
Restructuring charges	1.8%	0.3%
Other charges/(gains)
Cost of products sold	2.5%	-
Amortization of inventory step-up (f)	4.3%	-
Before charges/gains operating margin	16.8%	15.1%	170 bps

TOTAL COMPANY
Operating margin	15.6%	16.1%	(50) bps
Restructuring charges	0.3%	1.7%
Other charges/(gains)
Cost of products sold	0.4%	0.1%
Selling, general and administrative expenses	-	0.1%
Solar compensation (e)	0.1%	0.1%
ASSA transaction expenses (d)	0.1%	-
Amortization of inventory step-up (f)	0.9%	-
Before charges/gains operating margin	17.4%	18.1%	(70) bps

Operating margin is calculated as the operating income in accordance with GAAP, divided by the GAAP net sales. The before charges/gains operating margin is calculated as the operating income, excluding restructurings and other charges/gains, Solar compensation arrangement, ASSA transaction expenses and amortization of inventory step-up associated with the acquisition of the ASSA business, divided by the GAAP net sales. This before charges/gains operating margin is not a measure derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes that this measure provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(d) (e) (f) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS INNOVATIONS, INC.
RECONCILIATION OF GAAP NET SALES TO ORGANIC NET SALES EXCLUDING THE IMPACT OF ACQUISITIONS
(Unaudited)

	Thirteen Weeks Ended	Three Months Ended
	September 30, 2023	September 30, 2022	% Change

WATER
Net sales (GAAP)	$688.0	$635.1	8%
Impact of Aqualisa Acquisition	3.8	-
Impact of Emtek and Schaub Acquisition	74.5	-
Organic net sales excluding impact of acquisitions	$609.7	$635.1	(4%)

OUTDOORS
Net sales (GAAP)	$366.4	$403.6	(9%)
Organic net sales	$366.4	$403.6	(9%)

SECURITY
Net sales (GAAP)	$206.8	$156.8	32%
Impact of Yale and August Acquisition	41.0	-
Organic net sales excluding impact of an acquisition	$165.8	$156.8	6%

TOTAL COMPANY
Net sales (GAAP)	$1,261.2	$1,195.5	5%
Impact of Aqualisa Acquisition	3.8	-
Impact of Emtek and Schaub Acquisition	74.5	-
Impact of Yale and August Acquisition	41.0	-
Organic net sales excluding impact of acquisitions	$1,141.9	$1,195.5	(4%)

Reconciliation of GAAP Net sales to organic net sales excluding the impact of acquisitions on net sales is net sales derived in accordance with GAAP excluding impact of the acquisitions of Aqualisa and Emtek and Schaub in our Water segment, and the acquisition of Yale and August in our Security segment on net sales. Management uses this measure to evaluate the overall performance of its segments and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is calculated as operating income derived in accordance with GAAP, excluding restructuring, other charges/gains, ASSA transaction expenses, amortization of inventory step-up associated with acquisition of the ASSA businesses and charges for a compensation arrangement with the former owner of Solar. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted earnings per share from continuing operations before charges/gains is calculated as income from continuing operations on a diluted per-share basis, excluding restructuring and other charges/gains, ASSA transaction expenses, amortization of inventory step-up associated with acquisition of the ASSA businesses, charges for a compensation arrangement with the former owner of Solar, actuarial gains/losses associated with our defined benefit plans and tax items. This measure is not in accordance with GAAP. Management uses this measure to evaluate the Company's overall performance and believes it provides investors with helpful supplemental information about the Company's underlying performance from period to period. However, this measure may not be consistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is calculated as income from continuing operations, net of tax in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges/gains, ASSA transaction expenses, amortization of inventory step-up associated with acquisition of the ASSA businesses, charges for a compensation arrangement with the former owner of Solar, actuarial gains/losses associated with our defined benefit plans, interest expense and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) At Corporate, other charges also include expenditures of $1.2 million and $18.7 million for the thirteen weeks and thirty-nine weeks ended September 30, 2023, respectively, for external banking, legal, accounting, and other similar services directly related to our ASSA transaction.

(e) In Outdoors, other charges include charges for a compensation arrangement with the former owner of Solar classified in selling, general and administrative expenses of $0.8 million and $2.1 million for the thirteen weeks and thirty-nine weeks ended September 30, 2023, respectively. For the three months and nine months ended September 30, 2022, other charges for a compensation agreement with the former owner of Solar classified in selling, general and administrative expenses of $1.0 million and $2.1 million, respectively.

(f) For the thirteen and thirty-nine weeks ended September 30, 2023, the amortization of inventory step-up associated with the acquisition of the ASSA business was $2.0 million and $8.9 million for the Water segment and Security segment, respectively.

Additional Information:

In January 2023, the Board of Directors of the Company approved a change to the Company’s fiscal year end from December 31 to a 52-or 53-week fiscal year ending on the Saturday closest but not subsequent to December 31, effective as of the commencement of the Company’s fiscal year on January 1, 2023. This change was made in order to align the Company’s fiscal year with that of its operating businesses and to align the Company’s reporting calendar with how the Company evaluates its businesses. There was no material impact to any of our previously disclosed financial information.

In February 2023, we publicly announced an internal reorganization to separate our Outdoors & Security segment under separate leadership to drive innovation, accelerate product development, and enhance investments and business processes. In conjunction with the reorganization, we changed how our chief operating decision maker evaluates and allocates the resources for the combined business. Separate reporting for the new Outdoors and Security segments began in the first quarter of 2023 and historical financial segment information has been restated to conform to the new segment presentation.

On December 14, 2022, the Company completed the previously announced spin-off of its Cabinets business, MasterBrand, Inc. ("MasterBrand") (the "Spin-off"), in a tax-free transaction to the Company and our stockholders for U.S. federal income tax purposes, creating two independent, publicly traded companies. In addition, the Company's name changed from "Fortune Brands Home & Security, Inc." to "Fortune Brands Innovations, Inc." and its stock ticker changed from "FBHS" to "FBIN" each of which became effective subsequent to the completion of the Spin-off. The operating results of the Cabinets business are reported as discontinued operations for all periods presented.

In July 2022, we acquired 100% of the outstanding equity of Aqualisa, a leading U.K. manufacturer of shower products known for premium, innovative, smart digital shower systems, for a purchase price of $156.0 million, net of cash acquired of $4.8 million. The results of Aqualisa are reported as part of the Water Innovations segment. Its product offerings will enable us to continue to leverage growing trends in water management and connected products. We financed the transaction with borrowings under our existing credit facilities. We have not included pro forma financial information as it is immaterial to our condensed consolidated statements of comprehensive income. The fair value allocated to assets acquired and liabilities assumed as of July 29, 2022, was $156.0 million.

In the first quarter of 2022, our Plumbing segment was renamed Water Innovations in order to better align with our key brands and organizational purpose. The Plumbing segment name change is to the name only and had no impact on the Company’s historical financial position, results of operations, cash flow or segment level results previously reported.

In 2018, our Water Innovations segment entered into a strategic partnership with, and acquired non-controlling equity interests in, Flo, a U.S. manufacturer of comprehensive water monitoring and shut-off systems with leak detection technologies. In January 2020, we entered into an agreement to acquire the remaining outstanding shares of Flo in a multi-phase transaction. As part of this agreement, we acquired a majority of Flo’s outstanding shares during 2020 and entered into a forward contract to purchase all remaining shares of Flo during the first quarter of 2022 for a price based on a multiple of Flo’s 2021 sales and adjusted earnings before interest and taxes. On January 30, 2022, we made a final cash payment of $16.7 million to the legacy minority shareholders to acquire such shares which is reflected within Other financing, net in our consolidated statements of cash flows.

In January 2022, we acquired 100% of the outstanding equity of Solar Innovations, a leading producer of wide-opening exterior door systems and outdoor enclosures, for a purchase price of $61.6 million, net of cash acquired of $4.8 million. We financed the transaction using cash on hand and borrowings under our revolving credit facility. The results of Solar are reported as part of the Outdoors segment. Its complementary product offerings support the segment’s outdoor living strategy.

For certain forward-looking non-GAAP measures (as used in this press release, EPS before charges/gains and cash conversion), the Company is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing and/or amount of various items that have not yet occurred, including the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from our diluted EPS before charges/gains and cash conversion. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with the Company’s accounting policies for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

Contacts

INVESTOR AND MEDIA CONTACT:
Leigh Avsec
847-484-4211
Investor.Questions@fbhs.com